EXHIBIT 99.1

FOR IMMEDIATE RELEASE
The Jones Group Inc.

Investor Contact:
John T. McClain, Chief Financial Officer
The Jones Group Inc.
(212) 703-9189

Media Contacts:
Joele Frank / Annabelle Rinehart / Jennifer Friedman
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

THE JONES GROUP INC. REPORTS 2011 THIRD QUARTER RESULTS

New York, New York - October 26, 2011 - The Jones Group Inc. (NYSE: JNY) today reported results for the third quarter ended October 1, 2011.  Revenues for the third quarter of 2011 were $1,044 million, as compared with $1,022 million for the third quarter of 2010.

The Company reported adjusted earnings per share of $0.48 for the third quarter of 2011, as compared with adjusted earnings per share of $0.54 in the same period last year.  The results for the current year quarter include charges related to balances denominated in foreign currencies of approximately $6 million ($4 million after tax), or $0.04 per share, whereas in the prior year period such amounts were not material.  The results for the current year quarter also include the favorable impact of a tax law change in the United Kingdom of approximately $4 million after tax, or $0.05 per share.  Results for both periods exclude the impact of acquisition-related charges, severance, planned Company-operated retail store closure costs, restructuring activities and certain other charges (see reconciliation of adjusted earnings to reported earnings in the accompanying schedule).

As reported under generally accepted accounting principles ("GAAP"), the Company reported earnings per share of $0.49 for the third quarter of 2011, as compared with earnings per share of $0.34 for the same period last year.  The 2011 third quarter results include a reduction of the acquisition consideration liabilities associated with the Stuart Weitzman and Robert Rodriguez businesses of $15 million ($10 million after tax), partially offset by other net costs and charges of approximately $12 million ($8 million after tax), consisting of acquisition and business development costs, restructuring and other costs.  Results in the prior year third quarter include costs and charges of approximately $11 million ($7 million after tax) related to the acquisitions of the Stuart Weitzman and Robert Rodriguez businesses, an intangible asset impairment of approximately $3 million ($2 million after tax) in the Stuart Weitzman business and $15 million ($10 million after tax) of other restructuring, strategic review costs and certain other charges.

Wesley R. Card, The Jones Group Chief Executive Officer, stated: " Our performance for the third quarter is a reflection of our focus on controlling costs and inventory.  Despite a promotional retail environment, we achieved results that were in line with our expectations."

The following notable events have recently occurred:

  repurchased approximately 5.03 million shares of common stock for $50 million;
  launched B Brian Atwood in major department stores, such as Saks Fifth Avenue and Neiman Marcus, and boutiques nationwide; and
  entered into an exclusive, worldwide license agreement with Marchon Eyewear, Inc. for the creation, production, marketing and global distribution of ophthalmic eyewear frames and prescription-ready sunglasses under the Nine West brand

Cash provided by operations during the first nine months of 2011 was $6 million, compared with cash used in operations of $71 million in the comparable period last year.  The current year results reflect lower working capital utilization partially offset by lower earnings.  At October 1, 2011, the Company had $55 million outstanding under its $650 million of committed revolving credit facilities, which it subsequently repaid.

John T. McClain, The Jones Group Chief Financial Officer, commented: "We had another solid quarter and our financial position remains strong.  We ended the quarter with $61 million of cash and $55 million outstanding under our revolver, which we have repaid.  We entered 2011 with a more conservative, tightened inventory buy plan, and we will continue to approach inventory commitments in the same manner as we look to 2012.  With a focus on inventory management and expense control, we believe we will continue to improve margins and to maintain a strong balance sheet."

Mr. Card concluded: "Although we are operating in an uncertain retail landscape, we are confident that we are taking the right steps to position Jones for continued operating improvement.  We have successfully aligned our plans with the current consumer environment and will continue to be prudent in our spending, while actively pursuing the Company's strategy."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.05 per share to all common stockholders of record as of November 11, 2011 for payment on November 25, 2011.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jonesgroupinc.com.   The call will be recorded and made available through November 3, 2011 and may be accessed by dialing 877-344-7529.  Enter account number 10005357.  International callers may dial 412-317-0088.  A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website.

Presentation of Information in the Press Release

Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items.  These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons.  A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of this press release.

About The Jones Group Inc.

The Jones Group Inc. (www.jonesgroupinc.com) is a leading global designer, marketer and wholesaler of over 35 brands with best-in-class product expertise across five divisions: apparel, footwear, jeanswear, jewelry and handbags. The Jones Group has a reputation for innovation, excellence in product quality and value, operational execution and talent. The Company also markets directly to consumers through branded specialty retail and outlet stores and through its e-commerce sites.

The Company's internationally recognized brands and licensing agreements (L) include: Nine West, Jones New York, Anne Klein, Kurt Geiger, Rachel Roy (L), Robert Rodriguez, Robbi & Nikki, Stuart Weitzman, B Brian Atwood (L), KG by Kurt Geiger, Boutique 9, Easy Spirit, Carvela, Gloria Vanderbilt, l.e.i., Bandolino, Enzo Angiolini, Nine & Co., GLO, Joan & David, Miss KG, Jones Wear, Kasper, Energie, Evan-Picone, Le Suit, Mootsies Tootsies, Grane, Erika, Napier, Jessica Simpson (L), Dockers (L), Sam & Libby, Givenchy (L), Judith Jack, Albert Nipon and Pappagallo.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expects," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  those associated with the effect of national, regional and international economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
  the tightening of the credit markets and the Company's ability to obtain capital on satisfactory terms;
  given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  the Company's ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;
  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;
  consolidation of the Company's retail customers;
  financial difficulties encountered by the Company's customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to attract and retain qualified executives and other key personnel;
  the Company's reliance on independent foreign manufacturers, including political instability in countries where contractors and suppliers are located;
  changes in the costs of raw materials, labor, advertising and transportation, including the impact such changes may have on the pricing of the Company's products and the resulting impact on consumer acceptance of the Company's products at higher price points;
  the Company's ability to successfully implement new operational and financial computer systems; and
  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

THE JONES GROUP INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions, except per share data	THIRD QUARTER				FISCAL NINE MONTHS
	2011		2010		2011		2010
Net sales	$1,030.1	98.8%	$1,009.9	98.8%	$2,855.9	98.8%	$2,735.0	98.8%
Licensing income	12.7	1.2	12.0	1.2	35.1	1.2	33.3	1.2
Other revenues	0.2	0.0	0.2	0.0	0.7	0.0	0.6	0.0
Total revenues	1,043.0	100.0	1,022.1	100.0	2,891.7	100.0	2,768.9	100.0
Cost of goods sold	671.1	64.3	679.5	66.5	1,866.1	64.5	1,782.9	64.4
Gross profit	371.9	35.7	342.6	33.5	1,025.6	35.5	986.0	35.6
SG&A expenses	311.5	29.9	282.5	27.6	859.2	29.7	794.3	28.7
Income from operations	60.4	5.8	60.1	5.9	166.4	5.8	191.7	6.9
Net interest expense and financing costs (1)	(0.7)	(0.1)	(14.2)	(1.4)	(58.8)	(2.0)	(40.5)	(1.5)
Equity in income (loss) of unconsolidated affiliate	0.5	0.0	0.5	0.0	2.6	0.1	(1.3)	(0.0)
Income before provision for income taxes	60.2	5.8	46.4	4.5	110.2	3.8	149.9	5.4
Provision for income taxes	19.0	1.8	17.2	1.7	37.8	1.3	55.5	2.0
Net income	41.2	4.0	29.2	2.9	72.4	2.5	94.4	3.4
Less: income attributable to noncontrolling interest	0.2	0.0	0.1	0.0	0.6	0.0	0.5	0.0
Income attributable to Jones	$41.0	3.9%	$29.1	2.8%	$71.8	2.5%	$93.9	3.4%
Earnings per share (2)
Net income	$41.2		$29.2		$72.4		$94.4
Less: income attributable to noncontrolling interest	0.2		0.1		0.6		0.5
Income attributable to Jones	41.0		29.1		71.8		93.9
Less: income allocated to participating securities	1.4		1.3		2.2		4.2
Income available to common stockholders of Jones	$39.6		$27.8		$69.6		$89.7
Shares outstanding - diluted	80.3		82.9		82.3		82.7
Earnings per share - diluted	$0.49		$0.34		$0.85		$1.09

Percentages may not add due to rounding.

(1)	Refer to item "f" on the Reconciliation of Non-GAAP Measures to GAAP for amounts impacting interest expense relating to Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman.
(2)	Earnings per share is calculated under the "two-class method," where income is allocated between common shares and participating securities (unvested restricted shares held by employees that have a nonforfeitable right to dividends). Both our common shares and participating securities share equally in dividend payments and earnings.

THE JONES GROUP INC.
Reconciliation of Non-GAAP Measures to GAAP
for the quarters and nine months ended October 1, 2011 and October 2, 2010

All amounts in millions, except per share data	THIRD QUARTER		FISCAL NINE MONTHS
	2011	2010	2011	2010
Operating income	$60.4	$60.1	$166.4	$191.7
Adjustments:
Items affecting segment income:
Impairment and other expenses related to retail store closure plan (a)	3.1	5.5	3.4	5.6
Charges related to acquired businesses (b)	2.1	5.9	1.5	20.8
Present value adjustments to lease liabilities for properties not in use (c)	(0.1)	1.8	12.4	6.6
Impairment of acquired intangible asset	-	2.6	-	2.6
Other restructuring expenses and certain other charges (d)	4.3	7.5	5.8	11.9
Total adjustments to operating income	9.4	23.3	23.1	47.5
Adjusted operating income	$69.8	$83.4	$189.5	$239.2
Income attributable to Jones (as reported)	$41.0	$29.1	$71.8	$93.9
Provision for income taxes	19.0	17.2	37.8	55.5
Adjustments to operating income, from above	9.4	23.3	23.1	47.5
Adjustments to deferred financing costs (e)	-	-	1.9	-
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (f)	(12.8)	5.4	19.0	5.5
Adjusted income before provision for income taxes	56.6	75.0	153.6	202.4
Adjusted provision for income taxes	16.3	27.8	52.9	75.1
Adjusted income attributable to Jones	40.3	47.2	100.7	127.3
Less: adjusted income allocated to participating securities	(1.3)	(2.1)	(3.2)	(5.7)
Adjusted income available to common stockholders	$39.0	$45.1	$97.5	$121.6
Earnings per share - diluted (as reported)	$0.49	$0.34	$0.85	$1.09
Provision for income taxes	0.23	0.20	0.45	0.64
Items affecting segment income:
Impairment and other expenses related to retail store closure plan (a)	0.04	0.06	0.04	0.06
Charges related to acquired businesses (b)	0.02	0.07	0.02	0.24
Present value adjustments to lease liabilities for properties not in use (c)	-	0.02	0.14	0.08
Impairment of acquired intangible asset	-	0.03	-	0.03
Other restructuring expenses and certain other charges (d)	0.05	0.08	0.07	0.14
Adjustments to deferred financing costs (e)	-	-	0.02	-
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (f)	(0.15)	0.06	0.22	0.06
Adjusted income before provision for income taxes	0.68	0.86	1.81	2.34
Adjusted provision for income taxes	0.20	0.32	0.62	0.87
Adjusted earnings per share - diluted	$0.48	$0.54	$1.19	$1.47
Non-GAAP adjustments affecting revenue by segment (g):
Domestic wholesale sportswear	$-	$-	$-	$-
Domestic wholesale jeanswear (d)	1.3	-	1.6	-
Domestic wholesale footwear and accessories	-	-	-	-
Domestic retail	-	-	-	-
International wholesale	-	-	-	-
International retail	-	-	-	-
Licensing, other & eliminations	-	-	-	-
Total	$1.3	$-	$1.6	$-
Non-GAAP adjustments affecting income by segment (g):
Domestic wholesale sportswear (b,d)	$(1.8)	$(2.3)	$(8.8)	$6.0
Domestic wholesale jeanswear (c,d)	2.0	2.6	3.4	7.6
Domestic wholesale footwear and accessories (b,c,d)	1.8	7.7	15.7	12.0
Domestic retail (a,d)	2.5	7.9	1.4	7.8
International wholesale (b,d)	1.7	2.3	2.2	3.3
International retail (b)	1.5	-	2.0	-
Licensing, other & eliminations (b,d)	1.7	5.1	7.2	10.8
Total	$9.4	$23.3	$23.1	$47.5
(a)	2011 and 2010 include severance, fixed asset impairment and other charges and credits related to the closure of underperforming retail locations.
(b)	2011 and 2010 include consulting fees, legal fees, accounting fees and the amortization of certain acquired intangible assets related to the acquisitions of Stuart Weitzman, Kurt Geiger (2011 only) and Robert Rodriguez. 2011 and 2010 also include the fair value adjustment of the contingent consideration payable for the Robert Rodriguez acquisition.
(c)	2011and 2010 include present value accruals and adjustments for liabilities related to leases on properties currently not in use.
(d)	2011 and 2010 include severance, occupancy, and other costs related to the exit from or restructuring of certain product lines and the closure of the Texas warehouse and certain other charges not considered by management to be part of ongoing operations. 2011 and 2010 also include consulting, legal, and accounting fees related to business development activities.
(e)	2011 includes the write-off of certain deferred financing fees related to amendment and extension of our credit facility.
(f)	Represents the periodic adjustment in accordance with GAAP of the remaining consideration payable related to the acquisition of Stuart Weitzman.
(g)	See "Segment Information" page for the presentation of GAAP and Adjusted amounts.

THE JONES GROUP INC.
SEGMENT INFORMATION
(UNAUDITED)

Dollars in millions	Domestic Wholesale Sportswear	Domestic Wholesale Jeanswear	Domestic Wholesale Footwear & Accessories	Domestic Retail	International Wholesale	International Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended October 1, 2011
Revenues	$243.9	$187.1	$264.3	$150.1	$99.6	$85.3	$12.7	$1,043.0
Segment income (loss)	$28.2	$8.9	$27.8	$(16.2)	$11.7	$0.6	$(0.6)	60.4
Segment margin	11.6%	4.8%	10.5%	(10.8% )	11.7%	0.7%		5.8%
Net interest expense (a)								(0.7)
Equity in income of unconsolidated affiliate								0.5
Income before provision for income taxes								$60.2
Segment revenues	$243.9	$187.1	$264.3	$150.1	$99.6	$85.3	$12.7	$1,043.0
Adjustments affecting segment revenues (b)	-	1.3	-	-	-	-	-	1.3
Adjusted segment revenues	$243.9	$188.4	$264.3	$150.1	$99.6	$85.3	$12.7	$1,044.3
Segment income (loss)	$28.2	$8.9	$27.8	$(16.2)	$11.7	$0.6	$(0.6)	$60.4
Adjustments affecting segment income (b)	(1.8)	2.0	1.8	2.5	1.7	1.5	1.7	9.4
Adjusted segment income (loss)	$26.4	$10.9	$29.6	$(13.7)	$13.4	$2.1	$1.1	$69.8
Adjusted segment margin	10.8%	5.8%	11.2%	(9.1% )	13.5%	2.5%		6.7%

For the fiscal quarter ended October 2, 2010
Revenues	$273.2	$229.9	$251.3	$159.6	$83.6	$12.5	$12.0	$1,022.1
Segment income (loss)	$25.6	$21.1	$22.5	$(20.9)	$11.1	$2.4	$(1.7)	60.1
Segment margin	9.4%	9.2%	9.0%	(13.1% )	13.3%	19.2%		5.9%
Net interest expense (a)								(14.2)
Equity in income of unconsolidated affiliate								0.5
Income before provision for income taxes								$46.4
Segment revenues	$273.2	$229.9	$251.3	$159.6	$83.6	$12.5	$12.0	$1,022.1
Adjustments affecting segment revenues (b)	-	-	-	-	-	-	-	-
Adjusted segment revenues	$273.2	$229.9	$251.3	$159.6	$83.6	$12.5	$12.0	$1,022.1
Segment income (loss)	$25.6	$21.1	$22.5	$(20.9)	$11.1	$2.4	$(1.7)	$60.1
Adjustments affecting segment income (b)	(2.3)	2.6	7.7	7.9	2.3	-	5.1	23.3
Adjusted segment income (loss)	$23.3	$23.7	$30.2	$(13.0)	$13.4	$2.4	$3.4	$83.4
Adjusted segment margin	8.5%	10.3%	12.0%	(8.1% )	16.0%	19.2%		8.2%

(a)	Refer to item "f" on the Reconciliation of Non-GAAP Measures to GAAP for amounts impacting interest expense relating to Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman.
(b)	See "Reconciliation of Non-GAAP Measures to GAAP" page.

THE JONES GROUP INC.
SEGMENT INFORMATION
(UNAUDITED)

Dollars in millions	Domestic Wholesale Sportswear	Domestic Wholesale Jeanswear	Domestic Wholesale Footwear & Accessories	Domestic Retail	International Wholesale	International Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal nine months ended October 1, 2011
Revenues	$715.6	$611.7	$673.3	$451.8	$255.3	$148.9	$35.1	$2,891.7
Segment income (loss)	$81.2	$48.8	$43.6	$(34.2)	$30.4	$2.5	$(5.9)	166.4
Segment margin	11.3%	8.0%	6.5%	(7.6% )	11.9%	1.7%		5.8%
Net interest expense (a)								(58.8)
Equity in income of unconsolidated affiliate								2.6
Income before provision for income taxes								$110.2
Segment revenues	$715.6	$611.7	$673.3	$451.8	$255.3	$148.9	$35.1	$2,891.7
Adjustments affecting segment revenues (b)	-	1.6	-	-	-	-	-	1.6
Adjusted segment revenues	$715.6	$613.3	$673.3	$451.8	$255.3	$148.9	$35.1	$2,893.3
Segment income (loss)	$81.2	$48.8	$43.6	$(34.2)	$30.4	$2.5	$(5.9)	$166.4
Adjustments affecting segment income (b)	(8.8)	3.4	15.7	1.4	2.2	2.0	7.2	23.1
Adjusted segment income (loss)	$72.4	$52.2	$59.3	$(32.8)	$32.6	$4.5	$1.3	$189.5
Adjusted segment margin	10.1%	8.5%	8.8%	(7.3% )	12.8%	3.0%		6.5%

For the fiscal nine months ended October 2, 2010
Revenues	$764.8	$640.7	$642.4	$458.9	$196.2	$32.6	$33.3	$2,768.9
Segment income (loss)	$90.7	$70.6	$56.5	$(40.7)	$20.4	$4.7	$(10.5)	191.7
Segment margin	11.9%	11.0%	8.8%	(8.9% )	10.4%	14.4%		6.9%
Net interest expense (a)								(40.5)
Equity in loss of unconsolidated affiliate								(1.3)
Income before provision for income taxes								$149.9
Segment revenues	$764.8	$640.7	$642.4	$458.9	$196.2	$32.6	$33.3	$2,768.9
Adjustments affecting segment revenues (b)	-	-	-	-	-	-	-	-
Adjusted segment revenues	$764.8	$640.7	$642.4	$458.9	$196.2	$32.6	$33.3	$2,768.9
Segment income (loss)	$90.7	$70.6	$56.5	$(40.7)	$20.4	$4.7	$(10.5)	$191.7
Adjustments affecting segment income (b)	6.0	7.6	12.0	7.8	3.3	-	10.8	47.5
Adjusted segment income (loss)	$96.7	$78.2	$68.5	$(32.9)	$23.7	$4.7	$0.3	$239.2
Adjusted segment margin	12.6%	12.2%	10.7%	(7.2% )	12.1%	14.4%		8.6%

(a)	Refer to item "f" on the Reconciliation of Non-GAAP Measures to GAAP for amounts impacting interest expense relating to Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman.
(b)	See "Reconciliation of Non-GAAP Measures to GAAP" page.

THE JONES GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions	October 1, 2011	October 2, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$61.2	$34.0
Accounts receivable	490.9	523.1
Inventories	555.2	513.6
Prepaid income taxes	9.1	0.7
Deferred taxes	32.3	33.2
Other current assets	39.1	36.3
TOTAL CURRENT ASSETS	1,187.8	1,140.9
Property, plant and equipment, at cost, less accumulated depreciation and amortization	270.5	230.5
Goodwill	256.2	161.8
Other intangibles, less accumulated amortization	935.2	766.7
Other assets	146.5	135.7
	$2,796.2	$2,435.6
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$55.0	$16.3
Current portion of long-term debt and capital lease obligations	2.0	2.0
Current portion of acquisition consideration payable	22.2	9.3
Accounts payable	231.4	237.9
Income taxes payable	0.4	13.2
Accrued expenses and other current liabilities	134.7	146.6
TOTAL CURRENT LIABILITIES	445.7	425.3
NONCURRENT LIABILITIES:
Long-term debt and obligations under capital leases	857.0	534.9
Income taxes payable	8.8	9.5
Deferred taxes	93.2	3.0
Acquisition consideration payable	190.6	198.2
Other	81.2	72.8
TOTAL NONCURRENT LIABILITIES	1,230.8	818.4
TOTAL LIABILITIES	1,676.5	1,243.7
EQUITY	1,119.7	1,191.9
	$2,796.2	$2,435.6

THE JONES GROUP INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions	Fiscal Nine Months Ended
	October 1, 2011	October 2, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$72.4	$94.4
Adjustments to reconcile net income to net cash provided by (used in) operating activities, net of acquisitions:
Amortization of employee stock options and restricted stock	13.9	19.1
Depreciation and other amortization	64.3	72.5
Impairment losses	5.1	9.7
Adjustments to acquisition consideration payable	10.7	8.7
Equity in (income) loss of unconsolidated affiliate	(2.6)	1.3
Provision for (recovery of) losses on accounts receivable	0.5	(0.4)
Deferred taxes	26.4	1.2
Fair value adjustments related to interest rate swaps and cap	2.0	2.6
Write-off of deferred financing fees	1.9	-
Other items, net	5.3	0.2
Changes in operating assets and liabilities:
Accounts receivable	(127.4)	(196.3)
Inventories	(38.2)	(117.5)
Accounts payable	(10.9)	49.3
Income taxes payable/prepaid taxes	12.1	13.3
Acquisition consideration payable	(5.0)	(0.7)
Other assets and liabilities, net	(24.1)	(28.1)
Total adjustments	(66.0)	(165.1)
Net cash provided by (used in) operating activities	6.4	(70.7)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(72.7)	(27.5)
Acquisition of KG Group Holdings Limited, net of cash acquired	(143.1)	-
Acquisition of Stuart Weitzman Holdings, LLC, net of cash acquired	-	(159.3)
Acquisition of Moda Nicola International, LLC	(2.5)	(14.4)
Other	0.1	0.4
Net cash used in investing activities	(218.2)	(200.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of 6.875% Senior Notes due 2019	300.0	-
Debt issuance costs	(6.6)	-
Costs related to secured revolving credit agreement	(3.0)	(7.3)
Net increase in short-term borrowings	55.0	16.2
Repayment of acquired debt of KG Group Holdings Limited	(174.1)	-
Cash distributions to former owners of Stuart Weitzman Holdings, LLC	-	(19.0)
Acquisition of treasury stock	(78.0)	-
Dividends paid	(12.7)	(13.0)
Payments of acquisition consideration payable	(8.2)	(2.5)
Other	(0.2)	(1.6)
Net cash provided by (used in) financing activities	72.2	(27.2)
EFFECT OF EXCHANGE RATES ON CASH	-	(0.7)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(139.6)	(299.4)
CASH AND CASH EQUIVALENTS, BEGINNING	200.8	333.4
CASH AND CASH EQUIVALENTS, ENDING	$61.2	$34.0